                                                                  EXHIBIT 10.38



                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT (the "Employment Agreement") is made and entered into this 26th day of November, 1997, by and between TRISTAR CORPORATION, a Delaware corporation ("Employer") and RICHARD HOWARD ("Employee").

                              W I T N E S S E T H:


         WHEREAS, Employer desires to employ Employee as its Chief Operating Officer for a term of employment as herein provided and Employee desires to become an employee of Employer as herein provided; and

         WHEREAS, the parties desire to establish by contract the terms and conditions of the employment of Employee by Employer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

                  1. TERM OF EMPLOYMENT. The term of this employment under this Agreement shall commence on December 8,1997 and terminate on December 7, 1999 unless terminated earlier as provided herein (the "Term").

                  2. TITLE AND DUTIES OF EMPLOYEE. Employee shall serve as Chief Operating Officer of Employer. Employee agrees to his employment by Employer and to devote substantially his entire business time to the business of Employer throughout the period of his employment, provided that Employee may make personal passive investments and be involved in charitable activities provided they do not interfere with his activities hereunder. Employee is employed as the Chief Operating Officer of Employer with an emphasis on Employer's operations, finances and management information systems. Employer shall have the right at any time to change or modify the work or duties to be performed by Employee, provided that such work or duties as so changed or modified shall include the general powers and duties usually vested in the office of Chief Operating Officer of a company of Employer's size and shall be commensurate with such position. Subject to the prior sentence, Employer shall have the exclusive power and authority to determine the matters to be assigned to Employee and the specific duties to be performed by him. Employee shall report to only the Board of Directors, President and Chief Executive Officer of Employer.

                  3. SALARY. For all services rendered by him during the Term, Employee shall be paid a base salary at the rate of Two Hundred Thousand Dollars per annum ($200,000) ("Salary"), payable monthly, subject to standard deductions for all applicable state and federal taxes and other reasonable bona fide deductions.

                  4. ADDITIONAL BENEFITS. During the Term, Employee shall be entitled to the following other benefits, in addition to his Salary or as otherwise described in this Employment Agreement:

                           A. REIMBURSEMENT FOR TRAVEL, Entertainment and Other Expenses. During the Term, Employer shall reimburse Employee for any reasonable travel, entertainment or other necessary expenses incurred in the performance of his duties under this Employment Agreement, consistent with the policies of Employer at the time of such reimbursement with respect to such expenses, as such policy may be modified from time to time.

                           B. ALL BENEFIT PLANS. During the Term, Employee shall be eligible to participate in all benefit plans generally available to Employer's officers, excluding any bonus plans other than as described in paragraph 4.C. below and shall at a minimum be provided with a health plan, long term disability benefits (based upon Employee's inability to do his job for a consecutive period of 6 months and life insurance coverage pursuant to Employer's benefit plan in existence at the time hereof as such plan may be enhanced but not diminished during the term hereof.

                           C. BONUS PLAN. During the Term, Employee shall be eligible for annual incentive compensation with a targeted maximum benefit of 40% of Employee's Salary upon achieving certain reasonable financial and other goals to be agreed to by Employer and Employee and with adjustments for a lesser bonus than the targeted maximum benefit if certain lesser financial and other goals are achieved. In the event Employee's employment is terminated for reasons other than as set forth in Section 7.C. or 7.E. after six (6) months from the commencement date hereof or after the first six (6) months of any fiscal year of the Employer, Employee shall receive a prorated bonus for the period of employment based upon the accomplishment of the financial goals that are met for such period prior to termination of employment.

                           D. STOCK OPTIONS. Upon commencing employment, Employer shall be granted nonqualified stock options on the terms set forth on Exhibit A attached hereto.

                           E. CAR ALLOWANCE. Employer shall pay Employee a car allowance of $500 per month.

                           F. RELOCATION PACKAGE. Employer shall reimburse Employee's temporary living expenses, moving expenses, relocation expenses, family visitation expenses and other incidental expenses related to Employee relocating himself and his family to Employer's place of business in San Antonio, Bexar County, Texas to a maximum of $75,000. Employer shall pay Employee $5,000 per month for up to eight months pursuant to the provisions of this Section 4.F as well as advances for major expenses which will be deducted from the $75,000 available to Employee. Upon the relocation of Employee and his family to San Antonio, Bexar County, Texas, Employer shall pay to Employee an amount equal to (i) $75,000, less (ii) amounts paid to Employee pursuant to the preceding

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

         sentence, and upon such payment, no further payments described in the preceding sentence shall be made to Employee.

                  5. RESIGNATION. If for any reason other than for Good Reason, as hereinafter defined, Employee voluntarily resigns his employment prior to the expiration of the Term, Employee shall forfeit any right to receive any further payments or benefits, including severance benefits, pursuant to this Employment Agreement and Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with his employment, except for amounts accrued prior to such termination, a bonus pursuant to Section 4.C., if any is earned, and any right of indemnification hereunder or under the provisions of Employer's Bylaws and Articles of Incorporation (the "Indemnity Obligation"). Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the resignation of Employee, including, but not limited to, the provisions of Section 9. Employee may terminate his employment hereunder for such good reason, upon written notice to Employer setting forth the nature of such good reason in reasonable detail. "Good Reason" shall mean
(i) the failure of Employer to provide Employee the salary, incentive and bonus compensation and benefits in accordance with the terms hereof; (ii) the failure of Employer to continue Employee in the position of Chief Operating Officer,
(iii) the material diminution in the nature or scope of the Employee's responsibilities, duties or authority, (iv) the relocation of Employer's offices from the San Antonio, Texas area or (v) any other material breach of this Agreement by Employer. Upon Employer's receipt of written notice of Employee's termination for Good Reason hereunder such termination shall be effective thirty (30) days after receipt of such notice if a cure for such event has not been effected.

         6. SEVERANCE PAYMENT AND NON-RENEWAL PAYMENT. Notwithstanding anything to the contrary herein contained, the provisions of this Section 6 shall not be applicable to a termination of employment pursuant to Section 7.A., 7.B., 7.C. or 7.E. of this Agreement. In addition, there shall be no obligation of Employee to mitigate his damages and seek employment following the termination of Employee's employment in order to receive the Severance Payment or Non-Renewal Payment hereunder.

               A. Severance Payment. In the event the employment of Employee by Employer is terminated prior to November 30, 1999, for any reason other than the reasons set forth in the preamble to this Section 6, then, in any such event, the Employer shall be obligated to pay Employee a severance payment (the "Severance Payment") in an amount equal to two (2) years Salary payable in twenty-four (24) equal monthly installments commencing the first of the month following any such termination. Any Severance Payment hereunder shall be subject to the following conditions and adjustments:

               i. The number of Severance Payments to be paid pursuant to this Agreement shall be reduced for each month's salary paid by Employer to Employee prior to the date of termination hereunder.

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
               ii. The Severance Payment shall be reduced and offset on a dollar for dollar basis in an amount equal to any sums earned and/or received during the Severance Payment period by Employee for any services directly or indirectly provided to a third party such as salary, bonus or consulting fees (the "Offset Right"). During the Severance Payment period Employee shall immediately give Employer written notice upon Employee's engagement by a third party for Employee to directly or indirectly provide any type of employment, advice or consulting services.

               iii. The first nine (9) months of Severance Payments under this section shall not be subject to the Offset Right.

                iv. Subject to Subsections ii. and iii. above, the parties agree that notwithstanding any other provisions to the contrary herein contained, the Employee shall be entitled to receive Severance Payments equal to the greater of twelve (12) months or the remaining balance of the term of the Agreement at the date of termination, whichever sum is greater.

               B. Non-Renewal Payment. At the end of the Term of this Agreement, in the event the term of the Agreement is not renewed and extended on a basis that is mutually acceptable to both Employer and Employee, then in such event, Employee shall be entitled to receive twelve (12) months salary in equal monthly installments as Non-Renewal Benefit subject to the following conditions and adjustments:

               i. The Non-Renewal Payment hereunder shall be subject to the Offset Right.

               ii. The first nine (9) months Non-Renewal Benefits shall not be subject to the Offset Right.

               C. Survival of Certain Provisions. Upon any such termination, this Employment Agreement shall be terminated and Employer shall be released from all obligations to Employee with respect to this Employment Agreement, except for the compensation obligations set forth herein and the Indemnification Obligation. Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the resignation of Employee, including, but not limited to, the provisions of Section
         9. This right of Employer to terminate Employee in Employer's discretion prior to the end of the Term is an independent and absolute right, and may be applied and enforced separately by Employer at its election and in its sole discretion, notwithstanding any other provision contained in this Employment Agreement to the contrary.

               7. TERMINATION EARLIER THAN BY EXPIRATION OF TERM. Although the parties expressly intend that employment under this Agreement shall continue until December 7, 1999 unless sooner terminated pursuant to the provisions of Section 5 or Section 6 above, the parties mutually agree that employment under this Agreement, and the provisions hereof (except for any provision intended by its terms to survive and continue, including, but not limited to, the provisions of Section 9), in addition shall be terminated in advance of the expiration of the Term upon the occurrence of any one of the following events:

                           A.   DEATH. The death of Employee;

                           B. DISABILITY. The physical or mental disability of Employee that has prevented him from performing effectively the duties of his employment for a time period greater than six (6) consecutive months.;

                           C. TERMINATION FOR CAUSE. Employer also reserves the right at its election to terminate the employment of Employee if at any time Employee (i) has engaged in material misconduct with regard to the Employer, including an act of dishonesty (other than good faith expense account disputes), or (ii) has violated in any material respect any material covenant, term or condition contained in this Employment Agreement or (iii) has willfully violated any applicable provision of the Company's Code of Conduct which is currently in effect and a copy of which is attached hereto and marked Exhibit C and incorporated herein by reference. Upon the occurrence of any event described in clause (i) of this Section 7.C., regardless of whether such event is also described in clause (ii) or (iii) of this
         Section 7.C., notice of termination for cause of the employment of Employee may be given in writing by Employer to Employee and such termination shall be effective immediately upon the delivery of such notice. Upon the occurrence of any event described in clause (ii) and
         (iii) of this Section 7.C, notice of termination for cause of the employment of Employee setting forth the grounds for such termination shall be given to Employee by Employer in writing within sixty (60) days of receiving actual knowledge of such default by the President, CEO or Board of Directors of the Company and such termination shall be effective thirty (30) days thereafter if a cure for such event has not been effected. The giving of such notice shall also effect a termination of the obligations under this Employment Agreement except as to any provision of this Employment Agreement which is intended by its terms to survive and continue, including, but not limited to, the provisions of Section 9.

                           D.   TERMINATION BY THE EMPLOYER WITHOUT CAUSE.

                           E.   TERMINATION BY THE EMPLOYEE WITHOUT GOOD REASON.

                           F.   TERMINATION BY THE EMPLOYEE FOR GOOD REASON.

         Upon the occurrence of any of the events described above in Section 7.A. - 7.C. or Section E., Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with Employee's employment except as otherwise provided herein and further, provided that upon the occurrence of any event described in Section 7.A. Employee shall be entitled to receive the proceeds of the life insurance policy maintained by Employer on the life of Employee or upon the occurrence of an event described in Section 7.B., Employee shall be entitled to the benefits of any disability policy of


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
Employer covering such event to the extent provided in such policy. In all cases the Indemnification Obligation shall continue.

                  8. EMPLOYEE OWNERSHIP. During the Term, Employee will not directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any material endeavor or effort to any other business other than the business of Employer other than the charitable activities as permitted in Section 2 hereof.

                  9. RECORDS; CONFIDENTIAL INFORMATION; NON-COMPETITION AGREEMENT; TANGIBLE PROPERTIES.

                           A. OWNERSHIP. All business records, data and information ("Records") are and shall remain the exclusive property of Employer. Employee shall not under any circumstances whatsoever permanently remove any Records from the premises of Employer without prior written consent of Employer.

                           B. RETURN OF RECORDS. Upon request, Employee shall immediately return to Employer all Records and copies thereof in Employee's possession.

                           C. CONFIDENTIAL AND PROPRIETARY INFORMATION. To the extent not otherwise provided for in this Employment Agreement, except as reasonably desirable in Employee's performance of his duties hereunder, Employee agrees to maintain the confidentiality of all confidential and proprietary information relating to the business or internal operation of Employer both during and after his employment by Employer, provided that if Employee becomes legally compelled to disclose any of such information, Employee will promptly notify Employer so that Employer may seek a protective order or other appropriate remedy and/or waive compliance under this Section 9.C. If such protective order or other remedy is not timely obtained, or if Employer waives compliance with the provisions of this Section 9.C., Employee will furnish only that portion of such information that is legally required. Employee understands and agrees that this Section 9 is a material part of this Employment Agreement, his acceptance of which is an inducement to Employer to enter into this Employment Agreement.

                           D. NON-COMPETITION AGREEMENT. Employee covenants and agrees that for the period beginning the date of Employee=s termination of his employment with Employer and ending on the second
         (2nd) anniversary of said date (the "Restricted Period"), Employee will not, directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any endeavor or effort to the alternative designer fragrances or cosmetics segment of the perfume or toiletries business, of the type currently sold by the persons set forth on Exhibit B attached hereto and not mass brands of the types sold by Proctor and Gamble, L'Oreal or Revlon (the "Business"), in the United States or other countries the Employer or its subsidiaries are doing business at the time of the termination of this Agreement (the "Territory"). During the Restricted Period in the event Employee is employed by or consults with a Conglomerate, as herein defined, and such Conglomerate's primary business is not the Business, as long as Employee is not directly or indirectly involved in employment with or consulting in the Business, then in such event, that employment is not prohibited from employment by such Conglomerate; however, Employer shall be prohibited from being involved directly or indirectly with the Business. Employee shall be prohibited from working for a Conglomerate whose primary business is the Business. For the purposes of this
         Section 9 Conglomerate shall be defined as any business which is comprised of entities or groups (e.g., divisions) with multiple lines of business. Nothing herein shall prohibit Employee owning an investment of less than ten percent (10%) of a Conglomerate.

                           E. NON-SOLICITATION AGREEMENT. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from Employer or any entity controlled by or under common control with Employer, or otherwise interfere in a material fashion with the relationship with, any person who is employed by or otherwise engaged to perform services for Employer or any person or entity who is as of the Termination Date, or within the then most recent 12-month period, a customer or client of Employer. The giving of references shall not be deemed a violation of this Section.

                           F. REFORMATION. Each of the parties hereto recognizes that the time limitations and territorial restrictions contained in this Section 9 are properly required for the adequate protection of the Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable, or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Territory, such covenant or provisions shall not be affected with respect to any other part of the Territory, and each of the parties hereto agrees and submits to the reduction of said time limitations and territorial restriction to such an area as said court shall deem reasonable.

                           G. DOCUMENTS, Written Materials and Tangible
         Properties. To the extent not otherwise provided for in this Employment Agreement, Employee agrees that all documents, written materials and other tangible property, including copies thereof, relating in any way to the business of Employer, shall be and remain the exclusive property of Employer and shall be returned to Employer by Employee immediately upon termination of his employment by Employer or at the request of Employer.

                           H. INJUNCTIVE RELIEF. Employee hereby acknowledges and agrees that Employer could not be fully compensated for damages resulting from a continuing and material breach of any of the provisions of this Section 9 and, accordingly, that Employer shall be entitled to temporary or permanent injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to prevent a breach or threatened breach of this Section or to enforce the terms of this provision. This right of

         Employer with respect to the obtaining of injunctive relief shall not, however, diminish any right of Employer to claim and recover monetary damages or to obtain any other remedy.

                           I. SURVIVAL. The provisions of this Section 9 shall continue in effect notwithstanding the termination of, or resignation from, the employment of Employee by Employer.

                  10. WAIVER OF BREACH. A waiver by a party of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party of the same or any other provision of this Employment Agreement.

                  11. NOTICES. Any notice required to be given under this Employment Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, or hand delivered, or via overnight delivery service to the other party at the address shown below:

                     For Employer:     Tristar Corporation
                                       12500 San Pedro, Suite 500
                                       San Antonio, Texas 78216
                                       Attn: Mr. Viren Sheth

                     With a copy to:   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       300 Convent, Suite 1500
                                       San Antonio, Texas 78205
                                       Attn: Cecil Schenker, P.C.

                     For Employee:     Mr. Richard Howard


                     With a copy to:   Proskauer Rose LLP
                                       1585 Broadway
                                       New York, New York  10036
                                       Attn: Michael S. Sirkin, Esq.


Either party may change its or his address for notices under this section by giving notice of the change to the other pursuant to this section.

                  12. GOVERNING LAW; FORUM. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws rules thereof and is made and entered into in San Antonio, Bexar County, Texas. Any and all controversies between the Employer and Employee shall be settled by arbitration, in accordance with the Commercial Arbitration rules, then obtaining, of the American Arbitration Association. Any arbitration hereunder shall be before one arbitrator associated with the American Arbitration Rules of the American Arbitration Association. The award of the arbitrator shall be final, and


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
judgment upon the award rendered may be entered in Bexar County, Texas. The arbitrator may award attorneys' fees and costs to the prevailing party pursuant to the terms of this Agreement.

                  13. SEVERABILITY. If any of the provisions of this Employment Agreement are determined to be invalid or unenforceable in part, the remaining provisions, and the enforceable portions of any partially unenforceable provisions, shall nevertheless be binding and enforceable.

                  14. BINDING EFFECT; EFFECTIVE DATE; ENTIRE AGREEMENT. Subject to Section 15 below, this Employment Agreement shall inure to the benefit of and shall be binding upon Employer and its successors and assigns, and upon Employee and his heirs, legatees, executors, administrators, successors and beneficiaries. This Employment Agreement shall be effective as of the date hereof. This Employment Agreement contains the entire agreement between the parties and supersedes any prior agreements, term sheets or discussions between the parties. This Employment Agreement may not be amended except by a written agreement signed by the parties.

                  15. ASSIGNMENT. This Employment Agreement shall not be assignable by Employee without the prior written consent of Employer. This Employment Agreement may only be assigned by Employer in connection with a sale of all or substantially all of the assets of the Employer. In such event a written assumption agreement shall be promptly delivered to Employee by the buyer of such assets.

                  16. CAPTIONS. Captions of Sections are inserted only as a matter of convenience and reference and in no way define, limit or describe the substance or scope of this Employment Agreement or the intent of any of its provisions.

                  17. RULES OF CONSTRUCTION. This Employment Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. All references in this Employment Agreement to "parties" refer to parties in this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to sections are to sections of this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to "provisions" of this Employment Agreement refer to the terms, conditions and promises contained in this Employment Agreement. At each place in this Employment Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb "including" mean "including without limitation." The word "or" is inclusive and includes "and."

                  18. INDEMNITY. Employer and Employee will enter into a contractual indemnity agreement contemporaneously with or promptly after the execution hereof, which indemnity will provide that the Employer will provide, subject to a customary limits and exclusions, for the payment of legal fees and expenses related to the defense of Employee of an action brought against Employee for which he is entitled to be indemnified hereunder. The Employer will have the obligation to maintain and continue in full force and effect an officer and directors insurance policy with terms generally consistent with the officer and director insurance policy currently in place.

                  19. REIMBURSEMENT OF EMPLOYEE'S ATTORNEY'S FEES. Employer shall pay Employee for the legal fees of Employee's attorneys, Proskauer Rose LLP, incurred in connection with the negotiation and execution of this Employment Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


                                            TRISTAR CORPORATION


                                            By:    VIREN SHETH
                                                ------------------------------

                                            Name:  VIREN SHETH
                                                ------------------------------

                                            Title: CEC
                                                ------------------------------

                                            /s/ RICHARD HOWARD
                                            -----------------------------------
                                            RICHARD HOWARD



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

                                   EXHIBIT A


TERMS AND CONDITIONS OF STOCK OPTIONS


1.   Aggregate number of Option           200,000 granted on date Employment
     Shares                               Agreement executed.

2.   Type                                 To the fullest extent permitted
                                          under the Stock Option Plan, 100,000
                                          options shall be granted under the
                                          Stock Option Plan and 100,000 options
                                          shall be granted outside the Stock
                                          Option Plan. Employee shall with
                                          regard to the grant of the options
                                          not under the plan be given
                                          registration rights at Employer's
                                          expense. The options under the plan
                                          shall be ISO's to the extent
                                          possible. All other options shall be
                                          non-qualified.

3.   Exercise Price                       Fair market value on the date
                                          Employment Agreement is executed.

4.   Expiration Date                      Ten years from the date of grant.

5.   Death, Disability, Retirement,       Options, to the extent exercisable
     or Other Terminations Not            upon occurrence of event shall remain
     Covered by 6                         exercisable for one year from date of
                                          termination.

6.   Termination With Cause               Options, to the extent exercisable
                                          upon termination, shall be forfeited.

7.   Vesting of Options                   Options exercisable for 40,000 shares
                                          shall vest at the end of each year
                                          that Employee remains employed with
                                          the Company up to 200,000 shares,
                                          provided, however, that the 40,000
                                          options related to Employee's first
                                          year of employment shall be duly
                                          vested in Employee should his
                                          employment be terminated or Employee
                                          terminates his employment before the
                                          first anniversary date of employment
                                          for any reason other than the reasons
                                          set forth in Section 7.C. (Cause) or
                                          Section 7.E. (By Employee Without
                                          Good Cause).

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
8.  Stock Options                         To the extent possible and without
                                          jeopardizing the status of the
                                          Incentive Stock Option Plan, the
                                          parties agree that the first 100,000
                                          options granted under the Plan shall
                                          be deemed Incentive Stock Options.
                                          Such options shall be incentive stock
                                          options within the meaning of Section
                                          422 of the Internal Revenue Code of
                                          1986 to the extent of a maximum
                                          number of options which may so
                                          qualify each year.

                                   EXHIBIT B

LIST OF COMPETITORS



United States                   Canada           Venezuela
-------------                   ------           ---------
Jean Philippe                   Cartland         Glamour, C. A. (Jean Nacris)
Delagar                         Claude G
Parfums DeCoeur
Fragrance Impressions
Lady in Red
L'Illusions
Yaz
From France to You
Paris Design
Q Perfumes
Deborah
Artmatic
Pavion
Wet n Wild

                                   EXHIBIT C


                           INDEMNIFICATION AGREEMENT


         This agreement is made as of the 26th day of November, 1997, by and between Tristar Corporation, a Delaware corporation (the "Company"), and the undersigned Officer of the Company (the "Indemnitee"), with reference to the following facts:


               A. The Company desires to employ Indemnitee as an Officer and employee of the Company and the Indemnitee wishes to continue to serve in such capacity.

               B. Section 145 of the General Corporation Law of the State of Delaware, under which Law the Company is organized, empowers corporations to indemnify a person serving as a director, officer, employee or agent of the corporation and a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and said Section 145 specifies that the indemnification set forth therein shall not be deemed exclusive of any other rights to which those seeking Indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

               C. The Company's Certificate of Incorporation and Bylaws expressly provide for the indemnification of certain individuals of the Company to the full extent permitted by applicable law, the advancement of expenses in respect thereof, and permit the execution of contracts, such as this Agreement, providing for indemnification in addition to the indemnification obligations of the Company set forth therein. The Indemnitee has indicated that he does not regard the indemnities available under the Company's Certificate of Incorporation and By-Laws as adequate to protect him against the risks associated with his service to the Company and has noted that the Company does not currently provide directors' and officers' liability insurance for his benefit, although the Company intends to do so. In this connection the Company and the Indemnitee now agree they should enter into this Indemnification Agreement in order to provide greater protection to Indemnitee against such risks of service to the Company.

               D. In order to induce the Indemnitee to continue to serve as an Officer and Employee of the Company and in consideration of his continued service, the Company hereby agrees to indemnify the Indemnitee as follows:


         1. Indemnitee. The Company will indemnify and hold harmless the Indemnitee, his executors, administrators or assigns, for any Expenses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding. As used in this Agreement the term "Proceeding" shall include any threatened, pending or completed claim, action, suit or proceeding, (other than actions brought by or in the right of the Company) or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer and employee of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such officer or employee, or by reason of the fact that he was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful. With respect to any action brought by or in the right of the Company, such Indemnitee shall also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. As used in this Agreement, the term "other enterprise" shall include (without limitation) employee benefit plans and administrative committees thereof, and the term "fines" shall include (without limitations) any excise tax assessed with respect to any employee benefit plan.

         2. Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

         3. Enforcement. If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such suit. The Company shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Company pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Company shall have the burden of proving such Expenses to be unreasonable. The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be upon the Company.

         4. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         5. Exclusions. The Company shall not be liable under this Agreement to pay any Expenses in connection with any claim made against the Indemnitee:

               (a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy of the Company;

               (b) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

               (c) if it is provided by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee's in fact having gained any personal profit or advantage to which he was not legally entitled;

               (d) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder, however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

               (e) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

         6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

         7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to the indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

         8. Advances of Expenses. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon the request of the Indemnitee that the Company pay such Expenses. The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

         9. Approval of Expenses. No Expenses for which indemnity shall be sought under this Agreement, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Company, which consent shall not be unreasonably withheld.

         10. Notice of Claim. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonable require and as shall be within the Indemnitee's power.

         11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

         12. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or By-Laws of the Company and amendments thereto or under law.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware Law.

         14. Saving Clause. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

         Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee's service as an officer and employee of the Company prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be an officer and employee of the Company.





                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                                            TRISTAR CORPORATION


                                            By
                                               -----------------------------




                                            --------------------------------
                                            RICHARD HOWARD